Exhibit 10.14 consulting Agreement with TransGlobal Financial

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Exhibit 10.14 consulting Agreement with TransGlobal Financial

      Friday, November 06, 1 998 01:29:00 PM TransGlobal Financial Corporation
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                                               CONSULTING AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into this -- day of November. 1998 by and between TransGlobal Financial Corporation ("TGF"), a Florida corporation having a place of business at 1800 Century Park East, Suit.e 600. Los Angeles, California 90067 and. Stratcomm Media Limited ("the Company"), a Yukon, Canada corporation having a place of business at 1947 Lee Road, Winter Park, FL 32789.

                                                    WITNESSETH

                  WHEREAS, the Company desires to obtain business and financial advisory and services from TGF: and


                  WHEREAS, TGF desires to perform these services for the Company on terms and conditions as set forth herein:

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TGF hereto agree as follows:

                  1. Engagement of TGF: Subject to the terms of this Agreement. the Company does hereby appoint and engage TGF as a consultant and TGF hereby accepts its appointment and engagement by the Company as a consultant to the Company with respect to the services specified in paragraph 2 of this Agreement for the compensation set forth in paragraph 4 of this Agreement.

                  2.       Services:
(a) As mutually determined from time to time by the parties hereto. during the term specified in paragraph 6 of this Agreement. TGF shall undertake to consult with and advise the Company, by telephone or in person. with respect to financial and business matters, including but not limited to assistance with fund raising to implement its business plans: implementation of the o Friday, November 06, 1 998 01:29:00 PM TransGlobal Financial Corporation Page 2 of 11

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Company's efforts to review capitalization, pursue mergers. acquisitions or divestitures and other transactions on a non-exclusive basis.


                     (b) TGF agrees to spend a reasonable  amount of time needed to accomplish its services under this Agreement. and to be available for telephone calls, meetings and other matters on as needed basis.

            3. Term: Except as otherwise specified in Paragraph 4 hereof, this Agreement shall be effective for three (3) years from its execution by TGF and the Company, and will automatically renew for a new Term unless either party notifies the other in writing 60 days prior to the expiration of the current Term.

            4.    Compensation:

                     (a) As full  consideration  for the services to be provided pursuant to Paragraph 2 of this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof), the Company shall pay TOF the following fees:

                              i) Retainer Fee - The Company hereby agrees to grant TGF. 500,000 warrants convertible into the Company's 500.000 registered and free trading Common
                                      Shares according to the Warrant Agreement attached as Exhibit A to and made an integral part of this Agreement. The warrants will be exercisable at an exercise price of SO. 18 per share. In case of the merger of the Company with and into, the consolidation of the Company with. or the sale by the Company of all or substantially all of its assets to, another corporation
                                      (other than such a transaction wherein the shareholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing corporation). all of the Warrants shall become exercisable.

                              ii)     Transaction Fees -

1. For financing secured on behalf of the Company by or through TCIF. the Company will pay cash fees at the closing of such in financing an amount equal to ten percent (1 0(degree)'~) of any and all funds committed and available to the Company.

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                                     2. In the  event  that TGF  represents  the
                                     Company   with   respect   to   a   merger.
                                     acquisition. investment, exchange, or other securities or assets of the Company and/or a merger or acquisition candidate, then the Company shall pay TOF a Transaction Fee equal to 10% of the total market value on the day of the closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any such transaction.

                                     3. In the event TGF  introduces the Company
                                     to a joint venture  partner or customer and
                                     sales   develop   as  a   result   of   the
                                     introduction.  the Company hereby agrees to
                                     pay a fee  often  percent  (10%) of the net
                                     sales revenue generated  directly from this
                                     introduction.   Net  sales  shall  be  cash
                                     receipts  less  any   applicable   refunds,
                                     returns, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgement arising out of claims made by or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customers' payment. In the event any adjustments are made to the total sales after the commission has been paid. the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

                                     4. All financings or other transactions shall be within the sole discretion of the Company.



(b) All fees to be paid pursuant to this Agreement. except as otherwise specified, are due and payable to TGF in cash at the closing or closings of any transaction specified in Paragraph 4 hereof . In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination. TGF shall be entitled to a full fee as provided under Paragraphs 4 and 5 hereof, for any transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of 36 (thirty six) months after non-renewal or termination of this Agreement.

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                     (c ) The Company and TGF mutually  agree that the status of
            TGF is that of an independent contractor operating at its own risk. TGF agrees that it is not and will not act. represent, describe or hold itself out in any way, directly or by implication, as a partner. joint venturer or agent of the Company and will not describe itself as a representative for the Company, except with respect to the performance of the services as contemplated by paragraph 2 of this Agreement.

                     (d) The obligation of the Company to pay the Fees described in subparagraph 3 of this Agreement shall be absolute and unconditional as long TGF performs its obligations under this Agreement. and shall be payable without offset. deduction or claim of any kind or character.


                     (e) The Company  hereby  acknowledges  that TOF may receive additional compensation from one or more of TGF's subscribers, clients and sources for various services which may include, in part. services related to this Agreement.

         5. Expenses: In addition to the fees payable hereunder, and regardless of whether any transaction set forth in Paragraph 4 hereof is proposed or consummated. the Company shall reimburse TGF for all fees and disbursements of TGFs counsel and TGF's travel and out-of-pocket expenses incurred in connection with the services performed by TGF pursuant to this Agreement. including without limitation. hotels, food and associated expenses and long distance calls. The Company shall have the right to pre-approve any expenses under this paragraph.


         6. Liability of TGF:

                              The Company acknowledges that all opinions and advice (written or oral) given by TGF to the Company in connection with TGF's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity  other  than the  Company
                                      shall be  entitled  to make use of or rely
                                      upon  the   advice  of  TGF  to  be  given
                                      hereunder, and no such opinion or advice shall be used for any other purpose or reproduced.



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disseminated,  quoted  or  referred  to at any  time.  in any  manner or for any purpose. nor may the Company make any public references to TGF. or use TGFs name in any annual reports or any other reports or releases of the Company without TGF's prior written consent.

         7. TGF's Services to Others: The Company acknowledges that TGF or its affiliates are in the business of providing financial services and consulting advice to others. Nothing contained herein shall be construed to limit or restrict TGF in conducting such business with respect to others, or in rendering such advice to others.

         8.       Company Information:


                              (a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder. TGF will use and rely on data. material and other information furnished to TGF by the Company. The Company acknowledges and agrees that in performing its services under this Agreement, TGF may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.


                              (b) Except as contemplated by the terms hereof or as required by applicable law. TGF shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third paty, other than such of its employees and advisors as TGF determines to have a need to know.

                  9.       Indemnification:

(a) The Company shall indemnify and hold TGF harmless against any and all liabilities. claims, lawsuits, including any and all awards and/or judgements to which it may become subject under the Securities Act of 1933. as amended (the "1933 Act"). the Securities Exchange Act of 1934. as amended (the "Act") or any other federal or state statue, at common law or otherwise. insofar as said liabilities, claims and lawsuits (including awards and/or judgements) arise out of or are in connection with the services rendered b~ TGF or any transactions in connection with this Agreement. except for any liabilities, claims and lawsuits (including awards and/or judgements). arising out of acts or omissions of TGF. In addition, the Company shall also indemnify and hold TGF harmless against


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any and all costs and expenses. including reasonable counsel fees. incurred or relating to the foregoing.


 TGF shall give the Company prompt notice of any such liability, claim or lawsuit which TGF contends is the subject matter of the Company's indemnification and the Company thereupon shall he granted the right to take any and all necessary and proper action, at its sole cost and expense. with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

 TGF  shall  indemnify  and  hold  the  Company  harmless  against  any  and all liabilities. claims and lawsuits. including any and all awards and/or judgements to which it may become subject under the 1933 Act, the Act or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and or judgements) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading. which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of TGF for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies. In addition, TGF shall also indemnify and hold harmless against any and all costs and expenses. including reasonable counsel fees. incurred or relating to the foregoing.

 The Company shall give to TGF prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of TGF's indemnification and TGF thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense. with respect to such liability, claim and lawsuit, including the right to settle. compromise or dispose of such liability, claim or lawsuit. excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

                              (b) In order to provide for just and equitable contribution under the Act in any case in which  (i) any person entitled to indemnification under this section 9 makes claim for indemnification

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         pursuant  hereto  but it is  judicially  determined  (by the entry of a final judgement or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification ma not be enforced in such case not withstanding the fact that this section 9 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 9. then, and in each such case, the Company and TGF shall contribute to the aggregate losses, claims. damages or liabilities to which they may be sub eat (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the Transactions in connection with this Agreement. the partiest' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances: provided, however, that notwithstanding the above, in no event shall TGF shall he required to contribute any amount in excess of the 10% of the public offering price of any securities offered in connection with this Agreement: and provided, that, in any such case. no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

 Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding. such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action. suit or proceeding is brought against any party. and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days. the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party. The indemnification provisions contained in this action 9 are in addition to any other rights and remedies which either party hereto may have with respect to the other or hereunder.

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                    10.  Covenants of the  Companv:  The Company  covenants  and agrees that it will:

 (a) For the duration of this Agreement. furnish to TGF copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities or to its directors and officers. and promptly furnish TOF (i) a copy of each periodic report the Company shall be required to file with the Securities and Exchange Commission ("Commission"). (ii) a copy of every press release and ever news item and article with respect to the Company or its affairs which was released by the Company. and (iii) such additional documents and information with respect to the Company or its affairs or any future subsidiaries of the Company as TGF may from time to time reasonably request.

 (b) Apply the net proceeds from any funding secured from sources identified by TGF according to the "Use of Proceeds" that the Company shall be obligated to prepare prior to any such funding: and provide to TGF any periodic reports requested b~ TGF showing the actual disbursements of funds to monitor if the "Use of Proceeds" is complied with.

 (c) Provide TGF. upon its request. at the Company's sole expense. with access to daily consolidated financial transfer sheets relating to the Company's securities.


 (d) Notify TGF of each meeting of the Board of Directors ("the Board") where an agenda item is presented that affects the efforts of TGF as outlined in this Consulting Agreement. Paragraph 2~ subsection (a.) titled SERVICES. Under these circumstances. TGF may send a representative ("Representative") to the Board meeting for the purposes of facilitating the discussion on specific agenda item(s). The Representative shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings. TGF shall be notified fifteen (15) days in advance of such meeting.

                                           The Company  agrees to indemnify  and
                                      hold  TGF  harmless  against  any  and all
                                      claims,   actions,   damages,   costs  and
                                      expenses. and judgements arising solely out of the attendance and participation of the Representative at any such meeting described herein. In the event that the Company shall maintain

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                     a liability  insurance  policy  affording  coverage for the
              acts  of  its  officers  and  directors.   It  shall  include  the
              Representative as an insured under such policy, if possible.

                       11 Notices:  All notices.  demands and requests  required
              and permitted to be given under the provisions of this Agreement shall be deemed duly given if and when delivered personally or mailed by certified mail, postage prepaid, addressed as follows or to such other address as The Company or TGF may hereafter specify in writing:

                       If to The Company:

                                  1947 Lee Road

                                Winter Park. FL 32789

                                Attention:    President

                       If to TGF:

                                TransGlobal Financial Corporation

                                1800 Century Park East. Suite 600

                              Los Angeles, CA 90067

                                Attention:    Mike M. Mustafoglu. President


                  12.      General:


                  (a) This Agreement embodies the entire agreement and understanding between the Company and TGF with respect to the subject matter hereof and it is expressly agreed that any prior agreement is or understandings between The Company and TGF relating to the subject matter of this Agreement. whether oral or written, are canceled by execution of this Agreement

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                  (b)  This  Agreement   shall  be  construed  and  governed  in
         accordance with the laws of the State of Florida.

(c) This Agreement shall be binding upon and inure to the benefit of the Company and TGF and their respective successors and assigns. Neither party shall have the right to assign this contract.

[GRAPHIC OMITTED][GRAPHIC OMITTED]
                  day and
written.
By:
 Name:      Roberto E.

 Title:   President
Ve it ia

                                  IN WITNESS  WHEREOF,  The Company and TGF have
                         executed this Agreement as of the day and year first above written

                Stratcomm Media Limited
                By
                Name: Roberto E. Veitia
                Title:   President

                TransGlobal Financial Corporation:
       By:
                    Mike M. Mustafoglu
                       President

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